UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On April 14, 2009, the Audit Committee of NPC International, Inc. (the “Company”), was informed by Deloitte & Touche LLP (“Deloitte”), the Company’s current independent registered public accounting firm, that it declines to stand for re-appointment as the Company’s independent registered public accounting firm as a result of the recent acquisition of Merrill Lynch & Co., Inc. (“Merrill Lynch”) by Bank of America Corporation (“Bank of America”). Merrill Lynch Global Private Equity, a subsidiary of Merrill Lynch, and its affiliates own 96.5% of the membership interests of NPC Acquisition Holdings, LLC, which is the Company’s sole stockholder. As a result of Bank of America’s acquisition of Merrill Lynch, the Company has become an indirect subsidiary of Bank of America. Deloitte and the Company’s Audit Committee mutually agreed that Deloitte is no longer independent, within the meaning of Rule 2-01of Regulation S-X, due to the fact that Deloitte and certain of its partners have financial relationships with Bank of America and therefore Deloitte could not be re-appointed as the Company’s independent registered public accounting firm.

The reports of Deloitte on the financial statements of the Company for the fiscal years ended December 30, 2008 and December 25, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and through the interim period ended March 31, 2009 and the date of this Current Report on Form 8-K, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their report on the financial statements for such fiscal years. During the two most recent fiscal years and through the interim period ended March 31, 2009 and the date of this Current Report on Form 8-K, there have been no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of this disclosure and requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Deloitte’s letter, dated April 20, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) In light of Deloitte's inability to serve as the Company's independent registered public accounting firm, the Company's Audit Committee sought an alternative independent registered public accounting firm to replace Deloitte. On April 20, 2009, the Company's Audit Committee engaged PricewaterhouseCoopers LLP ("PWC") as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2009.

During the fiscal years ended December 30, 2008 and December 25, 2007 and during the subsequent interim period prior to the engagement of PWC, neither the Company nor anyone on the Company's behalf consulted with PWC regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event" as those terms are defined in Item 304 of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
Number	Description
16.1	Letter of Deloitte and Touche LLP dated April 20, 2009, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and Chief Financial Officer

Date: April 20, 2009

INDEX TO EXHIBITS

Exhibit	Description
16.1	Letter of Deloitte and Touche LLP dated April 20, 2009, to the Securities and Exchange Commission